Exhibit 99.1
VELCERA
October 27, 2011

Stephen B. Ratoff
President, Chief Executive Officer
NovaDel Pharma, Inc.
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807

RE:           Settlement of Claims Arising Under June 22, 2004 Second Amendment to License and
Development Agreement by and between NovaDel Pharma, Inc. (“NovaDel") and The
Veterinary Company, Inc. n/k/a Velcera, Inc. ("Velcera") (the "Agreement")

Dear Steve:

This letter will memorialize the settlement reached between Velcera and NovaDel on October 21, 2011.

Velcera hereby agrees to pay, within ten (10) days of the date of this letter, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) to NovaDel. This amount is being paid to NovaDel in full and final satisfaction of any amounts allegedly owed under this Agreement, including but not limited to any amounts allegedly owed under Article 4 therein. The parties expressly agree that Articles 4 and 5 of the Agreement as well as Section 8.2 are hereby deleted in their entirety and Velcera shall have no further payment obligation to NovaDel resulting from the licenses granted by NovaDel to Velcera under the Agreement. The parties further agree that the Agreement shall otherwise remain in full force and effect.

Please evidence NovaDel's agreement to the foregoing terms and conditions by signing below where indicated.

Sincerely,
/s/ Dennis F. Steadman
Dennis F. Steadman
President and Chief Executive Officer

ACCEPTED AND AGREED TO ON BEHALF OF NOVADEL PHARMA, INC. BY ON 11/2/11:
/s/ Steven B. Ratoff
President, Chief Executive Officer

Cc:           Manya Deehr, Esq.

Velcera, Inc.
777 Township Line Road, Suite 170, Yardley, Pennsylvania 19067-5508 USA
Phone 267-757-3600   Fax 267-757-3601

www.velcera.com